Exhibit 3.7


                    Void after 4:00 P.M. Easter Standard Time
                        [Five years after date of issue]
                   Warrant to Purchase Shares of Common Stock

THIS   WARRANT  AND  THE  SHARES  OF  COMMON  STOCK   UNDERLYING   THIS  WARRANT
(collectively, the "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT; OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY (as defined below) THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT; OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                      ------------------------------------

                        WARRANTS TO PURCHASE COMMON STOCK

                                       OF

                              NESCO INDUSTRIES, INC

                             A Delaware Corporation

     This is to certify that, FOR VALUE RECEIVED, __________________ or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from NESCO Industries, Inc., a Nevada Corporation ("Company"), ----------------_________ (---------) fully paid, validly issued and non-assessable shares of Common Stock $.001 par value, of the Company ("Common Stock") through and including March---- 2009, but not later than 4:00 P.M. Eastern Standard Time, ("Exercise Period") at an initial exercise price equal to _________________ ($___) per share. The number of Shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The Shares of Common Stock deliverable upon such exercise, and as adjusted from time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".


     (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time commencing after the date of this Warrant and during the Exercise Period, the Holder shall have the right to exercise this Warrant into the kind and amount of shares of Common Stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto.

This Warrant, subject to the provisions hereof, may be exercised by presentation and surrender hereof to the company at its principle office, or at the office of its stock transfer agent, if any, with the Purchase form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrant, but no later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by payment of the Exercise Price, the holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not than be physically delivered to the Holder.

     (b) Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

     (c) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by---------------------- ______($------).

     (d) Exchange, Transfer, Assignment or loss of Warrant. Subject to the legend first appearing above, this Warrant is exchangeable without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of common stock purchasable hereunder. Subject to the legend first appearing above, upon surrender of this Warrant to the Company at its principle office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay a transfer tax, the Company shall, without charge execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at this principle office of the company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant maybe divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft or destruction or mutilation of the this Warrant and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed or mutilated shall be at anytime enforceable by anyone.

     (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) Anti-Dilution Provisions. The Exercise Price is in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or re-classify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding share of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be made successively whenever any event listed above shall occur.


     (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by Exercise Price, as adjusted. Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of the shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (3) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

     (4) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this agreement.

     (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall forthwith after each such adjustment, mail a copy by certified mail of such certificate to the holder or any such holder.

     (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale of all or substantially all of the property and assets of the Company to another corporation or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in (x) or
(y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and date, if any is to be fixed, as of which the Holders of the Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Notwithstanding the above, the failure to give such notice shall not affect the validity of any transaction for which the notice was required to be given.

     (i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant or in case of any sale to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger or sale. Any such provision shall include provision for adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Sock and to successive consolidations, mergers or sales. In the event that in connection with any such capital reorganization or shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

     (j) Notices. All notices, requests, consents or other communications shall be in writing and shall be deemed to have been duly made when delivered, or mailed by certified mail, return receipt requested:

     (a) If to a registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company,  to  _-------------------------------------  or such other address as delivered to Holder.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.


  NESCO INDUSTRIES, INC.
  a Nevada Corporation


  By: _______________________

       Chief Executive Officer


  DATED as of

                                  PURCHASE FORM



                                          DATED:                      ,20


     The undersigned hereby irrevocable elects to exercise the within Warrant to the extent of purchasing _______________________Shares of Common Stock and hereby makes a payment of $________________________in payment of the actual exercise price thereof.


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                     INSTRUCTIONS FOR REGISTRATION OF STOCK


         NAME: _________________________________________________________
                  (Please typewrite or print in block letters)

  ADDRESS: ______________________________________________________
  SIGNATURE:


                                 ASSIGNMENT FORM

  FOR VALUE RECEIVED,___________________________________
  Hereby sells, assigns and transfers unto

  NAME: _________________________________________________________
            (Please typewrite or print in block letters)

  ADDRESS: _______________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ______________________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


  DATE:_____________________________, 20___

  SIGNATURE:________________________________